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                                                                   EXHIBIT 10.65


                    [ABM INDUSTRIES INCORPORATED LETTERHEAD]


March 12, 2001


Mr. Henrik Slipsager
President and Chief Executive Officer
ABM Industries, Incorporated
160 Pacific Avenue, Suite 222
San Francisco, California 94111

  Re:   First Amendment ("Amendment") of Division Executive
        Employment Agreement dated November 1, 2000 ("Agreement")


Dear Henrik,

Your Employment Agreement effective November 1, 2000, is hereby amended as follows, pursuant to Resolution No. 00-036 of the ABM Industries Incorporated Board of Directors (Resolved December 19, 2000):

Paragraph X. SPECIAL PROVISIONS

        2.      BONUS

                (a) Such Bonus for each Fiscal Year shall be: (i) 0.0649% of the Company's Profit plus (ii) 1.8176 % of the amount of any increase in the Company's Profit over the previous Fiscal Year's Profit, all on a pro-rata basis.

This Amendment shall be effective as of November 1, 2000. In all other respects the Agreement shall remain unchanged.

Please sign both original copies of this letter, returning one to me and retaining one fully executed original for your records.

Sincerely,


/s/ DONNA M. DELL
-----------------------------------------
Donna M. Dell, Esq.
Senior Vice President of Human Resources
and Chief Employment Counsel


I agree to the foregoing:



/s/ HENRIK C. SLIPSAGER                         Dated: 3/12/01
-----------------------------------------              -------------------------
Henrik C. Slipsager



New York Stock Exchange Symbol: ABM